CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Actel Corporation of our report dated January 22, 2003, included in the 2002 Annual Report to Shareholders of Actel Corporation.

     Our audits also included the financial statement schedule of Actel Corporation listed in Item 14(a) of this Annual Report (Form 10-K). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-74492, 333-3398, 333-71627, 333-36222, 333-43274,
333-54652, and 333-81926) of our report dated January 22, 2003, with respect to the consolidated financial statements of Actel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Actel Corporation.


                                                           /s/ ERNST & YOUNG LLP

San Jose, California
April 4, 2003